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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2005

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                         WATTS WATER TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                      001-11499                 04-2916536
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(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)

             815 Chestnut Street, North Andover, Massachusetts 01845
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 688-1811
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets

      On December 28, 2005, Watts Water Technologies, Inc. (the "Company"), through its wholly-owned subsidiary Watts Regulator Co. ("Watts Regulator"), purchased all of the outstanding capital stock of Dormont Manufacturing Company ("Dormont") pursuant to the terms of a Stock Purchase Agreement dated as of December 8, 2005 (the "Purchase Agreement"), by and among the Company, Watts Regulator and Evan J. Segal and Stacy A. Brovitz, the stockholders of Dormont (the "Sellers"). The aggregate consideration paid for all of the outstanding capital stock of Dormont and the land on which Dormont's manufacturing facility is located was $94,752,454, in cash, which amount includes an estimated working capital adjustment of $252,454. $4,725,000 of the purchase price was placed in escrow to secure the indemnification obligations of the Sellers pursuant to the Purchase Agreement. To finance the acquisition, the Company borrowed $85,000,000 under its Credit Agreement dated as of September 23, 2004 among the Company and certain of its subsidiaries, Bank of America, N.A., JP Morgan Chase Bank, Wachovia Bank, National Association, Key Bank National Association, SunTrust Bank and certain other lenders, as amended as of March 21, 2005 (the "Credit Agreement"), and used $9,752,454 from cash on hand. The proceeds of the $85,000,000 loan, which is a Eurocurrency Rate Loan (as defined in the Credit Agreement), bear interest at 5.07% per annum.

      Dormont provides flexible stainless steel connectors for natural and liquid propane gas and fluid conveyance applications to customers in the commercial foodservice, residential, and appliance OEM end markets. Dormont is based in Export, Pennsylvania, where it maintains a 100,900 square foot facility that houses all administrative, engineering, manufacturing and quality control laboratory functions. In connection with the transaction, Dormont entered into a Real Property Transfer Agreement with Dormont Realty Partners, L.P., a limited partnership controlled by the Sellers, for the purchase of the land on which Dormont's facility is located. The assets acquired in the Dormont acquisition also include personnel, contracts, machinery, accounts receivable and other fixed assets. No long-term debt of Dormont was assumed by the Company or Watts Regulator.

      The terms of the Purchase Agreement were determined on the basis of arm's-length negotiations. The Company has previously derived an immaterial amount of revenue from sales of water heater connectors to Dormont in the ordinary course of business. Other than with respect to the transactions contemplated by the Purchase Agreement, neither the Company nor Watts Regulator considers its relationship with Dormont or the Sellers to be material, and, to the Company's knowledge, no affiliates of the Company or Watts Regulator, or any director or officer of the Company or Watts Regulator, or any associate of such director or officer, has a material relationship with Dormont or the Sellers.

      A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Purchase Agreement. The Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found in the public filings the Company makes with the Securities and Exchange Commisson, which are available without charge at www.sec.gov and in the Investors section of the Company's website at www.wattswater.com.
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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

      The information contained above under Item 2.01 is incorporated herein by reference.

      On December 28, 2005, the Company borrowed $85,000,000 under the Credit Agreement to finance in part the acquisition of Dormont. Including the amount borrowed under the Credit Agreement in connection with the Dormont acquisition, as of the date hereof the Company has used an aggregate of $212,741,354 of available credit under the Credit Agreement and $87,258,646 remains unused and potentially available.


Item 9.01. Financial Statements and Exhibits.

      (a)   Financial Statements of Businesses Acquired

            Not applicable.

      (b)   Pro Forma Financial Information

            Not applicable.

      (c)   Shell Company Transactions

            Not applicable.

      (d)   Exhibits

            See Exhibit Index attached hereto.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 28, 2005          WATTS WATER TECHNOLOGIES, INC.

                                 By: /s/ William C. McCartney
                                     -----------------------------
                                     William C. McCartney
                                     By: Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.         Description
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2.1*                Stock Purchase Agreement dated as of December 8, 2005 by
                    and among Watts Water Technologies, Inc., Watts Regulator
                    Co., Evan J. Segal and Stacy A. Brovitz

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* Watts Water Technologies, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to this agreement to the Securities and Exchange Commission upon its request.